1 507081.04-Los Angeles Server 2A - MSW CHURCHILL DOWNS INCORPORATED SENIOR VICE PRESIDENT, VICE PRESIDENT & OTHER KEY EMPLOYEE SEVERANCE POLICY (Amended Effective as of December 1, 2015) 1. Purpose. The Churchill Downs Incorporated Severance Policy (the “Policy”) is, to provide Senior Vice Presidents, Vice Presidents and Other Key Employees ( as defined below) of Churchill Downs Incorporated or its wholly-owned subsidiaries (collectively, the “Company”) who are in a position to contribute materially to the success of the Company and its affiliates with severance income while they seek alternative employment if they are involuntarily separated from employment due to elimination of their positions or duties. “Elimination of their positions or duties” means elimination for lack of work, cost containment, a general reduction in force, or other reasons unrelated to job performance under circumstances that constitute or result in a “separation from service” under Section 409A (“Job Elimination”). “Elimination of their positions or duties” specifically excludes, without limitation, termination of employment for cause or otherwise due to job performance or other job-related matters. As a condition for such severance income and other benefits under this Policy, the Senior Vice President, Vice President or Other Key Employee shall release the Company from any and all actions, suits, proceedings, claims and demands related to employment by the Company and to the termination by signing a waiver and release document in a form provided by the Company. Such document shall include a statement that benefits under this Policy are conditioned upon the Company's receipt of a signed release. 2. Administration. The Senior Vice President Human Resources of the Company, as agent of the Company, has complete discretion and authority with respect to the administration and application of the Policy, except as expressly limited by the terms of the Policy; provided however, that approval must be obtained from the Compensation Committee of the Board of Directors of the Company (the “Committee”) in order to authorize severance outside of the terms of this Policy to the employees covered by this Policy in the context of the elimination of a position or duties. 3. Participation. The Committee shall select the Senior Vice President, Vice President and Other Key Employees who are eligible for severance under this Policy (the “Participants”). Participants who are eligible for severance under this Policy are listed by job title on Exhibit A, which is attached hereto and incorporated by reference. Notwithstanding the foregoing sentence, a Senior Vice President, Vice President or Other Key Employee who is entitled to severance benefits pursuant to a separate written agreement with the Company shall not be eligible for severance under this Policy whether or not his or her specific position is listed on Exhibit A. A Participant shall not be eligible for Severance Pay if a Successor Employer (as defined below) offers him/her a job that (a) has a base salary that is no more than 10% less than the Participant's then current base salary, (b) is located within fifty miles of the Participant's then current place of employment from a Successor Employer and (c) commences within thirty days

2 507081.04-Los Angeles Server 2A - MSW following his or her termination of employment by the Company, whether or not the participant accepts the employment offer. “Successor Employer” means any business organization that acquires (through merger, consolidation, reorganization, transfer of stock or assets, or otherwise) either (i) all or substantially all of the business or assets of the Company, or a division or subsidiary of the Company; or a business unit of the Company or (ii) the facility where the Participant usually works. 4. Definitions. a. “Base salary” means the fixed compensation (excluding bonuses and other benefits) paid to an employee regularly each pay period for performing assigned job responsibilities. The base salary, or base salary rate, of a Participant shall be determined as of the date of termination of employment. b. “Code” shall mean the Internal Revenue Code of 1986, as amended, including any regulations or guidance promulgated thereunder. c. “Executive” means an employee of the Company with the title of vice president or higher. d. “Other Key Employee” means an employee who is not a Senior Vice President or Vice President but is determined by the Committee to be in a position to contribute materially to the success of the Company. e. “Release” means a general release and waiver of claims against the Company, in a form to be provided by the Company.” f. “Section 409A” shall mean Section 409A of the Code. g. “Severance Benefits” means the benefits set forth in Sections 5 and 6 of this Policy. h. “Severance Pay” means the amount payable pursuant to Section 5 of this Policy. i. “Years of Service” means the total of all full years of service and any partial years of service in which the Participant worked at least 6 months beginning with the Participant's first day of employment with the Company. 5. Severance Pay Any Participant whose employment with the Company is terminated by the Company due to Job Elimination shall be eligible for Severance Pay hereunder provided the Participant has been employed by the Company for a minimum of 12 months; and provided further that the Participant has returned a signed Release to the Committee within the minimum time period required under applicable state and federal laws, or if no such period, within five business days, and has not revoked the Release within the minimum time permitted under applicable state and federal laws.

3 507081.04-Los Angeles Server 2A - MSW a. Amount of Severance Pay. The amount of Severance Pay for which a Participant is eligible hereunder shall be determined in accordance with his or her status as a Senior Vice President, Vice President or Other Key employee and his or her Years of Service with the Company, as follows: i. Senior Vice Presidents or Senior Business Unit Leader: A senior vice president or site business unit leader shall be eligible for Severance Pay equal to three (3) weeks of base salary for each Year of Service with the Company. The minimum Severance Pay for a senior vice president or site business unit leader shall be twelve (12) weeks of base salary and the maximum Severance Pay for a corporate senior vice president shall be twenty-six (26) weeks of base salary. ii. Vice President or Other Key Employee: A vice president or Other Key Employee shall be eligible for Severance Pay equal to two (2) weeks of base salary for each Year of Service with the Company. The minimum Severance Pay for vice presidents or Other Key Employees shall be eight (8) weeks of base salary and the maximum Severance Pay for a corporate or unit vice president shall be twenty-six (26) weeks of base salary. b. Method and Timing of Payment. Severance Pay shall be paid to an eligible Participant in a single cash sum as soon as practicable, but in no event later than 60 days, following the later of (i) the expiration of the applicable revocation period following the signing of the Release by the Participant or (ii) the Participant’s termination date with the Company; provided, however, that in no event shall such Severance Pay be paid later than the March 15th of the year following the year in which such termination occurs, but conditioned on the Company receiving a signed Release that has not been revoked within the time provided herein or in the Release. Notwithstanding the foregoing and any provision in this Policy to the contrary, to the extent Severance Pay is “deferred compensation” for purposes of Section 409A for an eligible Participant, such Severance Pay shall be paid to such Participant in a single cash sum as soon as practicable, but in no event later than 60 days, following the Participant’s date of “separation from service” (within the meaning of Section 409A) with the Company, but conditioned on the Company receiving a signed Release that has not been revoked within the time provided herein or in the Release and in any case where the first and last days of the applicable release and non-revocability periods are in two separate tax years, to the extent required to avoid accelerated taxation and/or tax penalties under Section 409A, Severance Pay shall be made in the later tax year. c. Death of Participant. If a Participant dies after signing the release and prior to receiving Severance Pay to which he or she is entitled pursuant to the Policy, payment shall be made to the beneficiary designated by the Participant to the

4 507081.04-Los Angeles Server 2A - MSW Company or, in the event of no designation of beneficiary, then to the estate of the deceased Participant. d. Section 409A. Notwithstanding any provision to the contrary, to the extent required to avoid accelerated taxation and/or tax penalties under Section 409A, if a Participant is a “specified employee” (as defined under Section 409A) as of the date of his “separation from service” (as defined under Section 409) from the Company, then the Separation Pay shall not be paid until the earlier of (a) the expiration of the six (6) month period measured from the date of the Participant’s “separation from service” and (b) the date of the Participant’s death. All payments and benefits that are delayed pursuant to the immediately preceding sentence shall be paid to the Participant in a lump sum as soon as practicable following the expiration of such period (or if earlier, upon the Participant’s death) but in no event later than thirty (30) days following such period. To the extent required to avoid accelerated taxation and/or tax penalties under Section 409A, no amount or benefit that is payable or to be provided upon a termination of employment from the Company pursuant to this Policy shall be payable or provided unless such termination also meets the requirements of a “separation from service” under Section 409A. The Participant shall cooperate fully with the Company to ensure compliance with Section 409A including, without limitation, adopting amendments to arrangements subject to Section 409A and operating such arrangements in compliance with Section 409A. 6. Transition Allowance. The Company will provide a lump sum payment of $10,000, as a transition allowance to assist the Participant during this time, which may be utilized at the Participant’s discretion. This payment will be made in lump sum, less deductions required by federal or state law. 7. Perquisites. Any other miscellaneous allowance that the Participant was receiving in accordance with the arrangement in effect at the time of termination of the Participant's employment will cease at the time of termination of the Participant’s employment. 8. Funding. The Policy shall at all times be entirely unfunded and no provision shall at any time be made with respect to segregating assets of the Company for payment of any Severance Benefits hereunder. No Participant or other person shall have any interest in any particular assets of the Company by reason of the right to receive Severance Benefits under the Policy and any such Participant or any other person shall have only the rights of a general unsecured creditor of the Company with respect to any rights under the Policy. 9. Taxation. All Severance Benefits shall be subject to federal, state and local tax deductions and withholding for the same. 10. Non-Exclusivity of Rights. The terms of the Policy shall not prevent or limit the right of a Participant to receive any base annual salary, pension or welfare benefit, perquisite, bonus or other payment provided by the Company to the Participant, except for such rights as the Participant may have specifically waived in writing. Amounts that are

5 507081.04-Los Angeles Server 2A - MSW vested benefits or which the Participant is otherwise entitled to receive under any benefit policy or program provided by the Company shall be payable in accordance with the terms of such policy or program. 11. Amendment and Termination. This Policy may be amended or terminated by the Committee acting in its sole discretion at any time. In addition, Participants may be added and deleted by the Committee acting in its sole discretion at any time. No such termination or amendment shall affect the rights of any individual who is then entitled to receive Severance Benefits at the time of such amendment or termination. Severance Benefits are not intended to be a vested right. The Senior Vice President Human Resources reserves the right in his sole discretion to interpret the Policy, prescribe, amend and rescind rules and regulations relating to it, determine the terms and provisions of the severance payments and make all other determinations he deems necessary or advisable for the administration of the Policy, subject to the appeals procedure in paragraph 16. The determination of the Senior Vice President Human Resources on all matters regarding the Policy shall be conclusive. Copies of this Policy and any amendments shall be provided to each constituent entity of the Company and, in the absence of any written notice to the contrary, shall be deemed adopted by each such constituent. 12. Non-Assignability. Severance Benefits pursuant to the Policy shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge prior to actual receipt thereof by a Participant; and any attempt to so anticipate, alienate, sell, transfer, assign, pledge, encumber or charge prior to such receipt shall be void; and the Company shall not be liable in any manner for, or subject to, the debts, contracts, liabilities, engagements or torts of any person entitled to any Severance Benefits under this Policy. 13. Termination of Employment. Nothing in the Policy shall be deemed to entitle a Participant to continued employment with the Company, and the rights of the Company to terminate the employment of a Participant shall continue as though the Policy were not in effect. Nothing in the Policy shall be deemed to vest any rights in the Participant until the occurrence of a Job Elimination. 14. Confidential Information. As a condition of receiving Severance Benefits, Participants shall agree to hold, in a fiduciary capacity for the benefit of the Company, all confidential information regarding the Company acquired by the Participant while employed by the Company. This confidential information may include, but is not limited to, information regarding the Company's business practices, trade secrets, policies, customer lists, contracts, financial and market data, marketing reports, pricing, business opportunities and other information of a confidential nature. In consideration of the Benefits received by a Participant pursuant to this Policy, Participant shall agree and covenant that he or she (i) shall not use to the Company's detriment and (ii) shall not divulge, publicly or privately, any specified or other such confidential information regarding any aspect of the Company's business acquired during or as a result of his or her employment with the Company. Furthermore, to the extent that disclosure of any such information is controlled by statute, regulation or other law, Participant shall agree that he or she is

6 507081.04-Los Angeles Server 2A - MSW bound by such laws and that this Policy does not operate as a waiver of any such non- disclosure requirement. In the event of any breach of confidentiality, the Company shall be entitled to injunctive relief, in addition to all other rights it may have at law or in equity. 15. Governing Law. Except to the extent preempted by ERISA, the terms of the Policy shall be governed by and construed and enforced in accordance with the laws of the Commonwealth of Kentucky including all matters of construction, validity and performance. 16. Claims Procedure. Generally, benefits will be paid under the Policy (also, referred to as the “Plan”) without the necessity of filing a claim. If you believe you are being denied benefits under the Plan, you may file a written claim with the Senior Vice President Human Resources. If a claim for a Plan benefits is denied in whole or in part, you will receive a written notice of the denial. This notice must be provided to you within a reasonable period of time, but not later than 90 days after receipt of the claim by the Senior Vice President Human Resources, unless the Senior Vice President Human Resources determines that special circumstances require an extension of time for processing your claim. If the Senior Vice President Human Resources determines that an extension is necessary, notice of the extension will be furnished to you prior to the termination of the initial 90-day period. In no event will such extension exceed a period of 90 days from the end of the initial 90-day period. The extension notice will indicate the special circumstances requiring an extension of time and when you can expect the benefit determination. The Senior Vice President Human Resources’ notice of denial of your claim will contain the following information: (a) The specific reason or reasons for the adverse determination; (b) references to specific Plan provisions on which the determination is based; ( c) a description of any additional material or information necessary for you to perfect the claim and an explanation of why such material or information is necessary; and (d) appropriate information as to the steps to be taken if you want to submit your claim for review, including a statement of your right to bring a civil action under ERISA following an adverse benefit determination on review. If a claim is denied, you may appeal the adverse determination by filing a written request for a review of the claim with the Compensation Committee of the Board of Directors. The request for review must be made within 60 days of the date you receive the denial (or, if no written denial is received, within 60 days of the date when the denial was due). Send your written request for review to the Committee. You may submit written comments, documents, records, and other information relating to your claim for benefits. You will be provided, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to your claim for benefits. The review will take into account all comments, documents, records, and other information submitted by you relating to your claim,

7 507081.04-Los Angeles Server 2A - MSW without regard to whether such information was submitted or considered in the initial benefit determination. The Committee will provide you with a written notice of its decision on review within 60 days after the Committee's receipt of your written claim for review; unless the Committee determines that special circumstances require an extension of time for processing your claim. If the Committee determines that an extension of time is required, written notice of the extension will be furnished to you prior to the end of the initial 60-day period. The extension notice will indicate the special circumstances requiring an extension of the time and the date by which the Committee expects to render its determination on review. The extension will not exceed a period of 60 days from the end of the initial 60-day period. In the case of an adverse benefit determination on review, the notice will set forth: (a) The specific reason or reasons for the adverse determination; (b) references to the specific Plan provisions on which the determination is based; and (c) a statement that you are entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to your claim for benefits. By participating in the Plan, you agree that (a) the Plan will not pay any benefit for a claim filed more than one year from the date you terminate employment, and (b) no legal or equitable action may be filed against the Plan or any Plan fiduciary more than 90 days after exhaustion of the your rights under the above claims procedure. You must exhaust all levels of the appeal procedure before you can bring an action at law or equity. The power and authority of the Chief Executive Officer and the Committee shall be discretionary with respect to all matters arising before each of them under this claims procedure. 17. Your Rights Under ERISA. As a Participant in the Plan, you are entitled to certain rights and protections under the Employee Retirement Income Security Act of 1974 (ERISA). ERISA provides that all plan participants are entitled to: examine, without charge, at the office of the Senior Vice President Human Resources and at other specified locations (such as worksites), all documents governing the Plan, including insurance contracts, if any; and obtain copies of documents governing the operation of the Plan, including insurance contracts, if any, and updated summary plan description upon written request to the Senior Vice President Human Resources. The Senior Vice President Human Resources may make a reasonable charge for the copies; and In addition to creating rights for plan participants, ERISA imposes duties upon the people who are responsible for the operation of the Plan. The people who operate the Plan, called “fiduciaries” of the Plan, have a duty to do so prudently and in the interest of you and other plan participants and beneficiaries. No one, including your employer or any other person, may fire you or otherwise discriminate against you in any way to prevent you from obtaining a benefit .of exercising your rights under ERISA. If your claim for a pension or welfare benefit is denied in whole or in part, you have a right to know why this was done, to obtain copies of documents relating to the decision

8 507081.04-Los Angeles Server 2A - MSW without charge and to appeal the denial, all under certain time schedules. Under ERISA, there are steps you can take to enforce these rights. For instance, if you request materials from the plan and do not receive them within 30 days, you may file suit in a federal court. In such a case, the court may require the plan administrator to provide the materials and pay you up to $110 a day until you receive them, unless the materials were not sent because of reasons beyond the control of the plan administrator. If you have a claim for benefits which is denied or ignored, in whole or in part, you may file suit in a state or federal court. In addition, if you disagree with the Plan's decision, or lack thereof, concerning the qualified status of a domestic relations order, you may file suit in federal court. If it should happen that plan fiduciaries misuse the plan's money, or if you are discriminated against for asserting your rights, you may seek assistance from the U.S. Department of Labor, or you may file suit in a federal court. The court will decide who should pay court costs and legal fees. If you are successful, the court may order the person you have sued to pay these costs and fees. However, if you lose, the court may order you to pay the costs and fees; for example, if it finds your claim is frivolous. If you have any questions about the Plan, you should call or write the plan administrator. If you have any questions about this statement or about your rights under ERISA, or if you need assistance in obtaining documents from the Plan Administrator, you should contact the nearest office of the Employee Benefits Security Administration, U.S. Department of Labor listed in your telephone directory or the Division of Technical Assistance and Inquiries, Employee Benefits Security Administration, U.S. Department of Labor, 200 Constitution Avenue N.W., Washington, D.C. 20210. You may also obtain certain publications about your rights and responsibilities under ERISA by calling the publications hotline of the Employee Benefits Security Administration. 18. Plan Information. This is a welfare benefit plan and this document serves as the Plan's official plan document and as the summary plan description. The Company is the plan administrator for ERISA reporting and disclosure purposes. The Company's address is 600 N. Hurstbourne Parkway, Suite 400, Louisville, Kentucky 40222, and service of process may be made on the Company at this address. The Company's employer identification number is 35-1930820, and the telephone number is 502-636-4400. IN WITNESS WHEREOF, the Company has caused this Policy, as amended effective December 1, 2015, to be executed in its name by its duly authorized officer as of the 1st day of December, 2015. CHURCHILL DOWNS INCORPORATED By: /s/ Charles G Kenyon Title: Senior Vice President, Human Resources

9 507081.04-Los Angeles Server 2A - MSW Exhibit A Churchill Downs Technology Initiatives Company SVP, President, Online Gaming VP of Marketing VP & General Manager, TwinSpires VP of Technology Development VP of Casino Product, Online Gaming VP of Sports & Online Gaming VP of Finance, Online Wagering VP & General Manager, BRIS